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                                   Exhibit 5.1

                                 March 27, 2000


ScanSoft, Inc.
9 Centennial Drive
Peabody, MA  01970

        Re:    REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,504,447 shares of your Common Stock (the "Shares") reserved for issuance under the Caere Corporation 1981 Incentive Stock Option Plan, Caere Corporation 1981 Supplemental Stock Option Plan, Caere Corporation 1992 Non-Employee Directors' Stock Option Plan, Caere Corporation 1997 Non-Officer Stock Option Plan, and Calera 1993 Stock Option Plan. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the plans. In addition, for purposes of this opinion we have assumed that the consideration received by the Company in connection with each issuance of the Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ Wilson Sonsini Goodrich & Rosati
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